UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-A/A
AMENDMENT NO. 7

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
_______________

EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	47-0684736
(State of incorporation	(I.R.S. Employer
or organization)	Identification No.)

1111 Bagby,
Sky Lobby 2
Houston, Texas	77002
(Address of principal executive	(Zip Code)
offices)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so	Name of each exchange on which
registered	each class is to be registered
Preferred Share Purchase Rights	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: ______________
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

The undersigned registrant hereby amends its registration statement on Form 8-A originally filed with the United States Securities and Exchange Commission on February 18, 2000, as follows:

Item 1.   Description of Registrant's Securities to be Registered.

On October 7, 2009, EOG Resources, Inc. (EOG) entered into an amendment (Amendment) to the Rights Agreement, dated as of February 14, 2000, as amended, by and between EOG and Computershare Trust Company, N.A., as the rights agent (Rights Agreement). The Amendment modifies the definition of "Qualified Institutional Investor" set forth in Section 1 of the Rights Agreement, specifically to delete from clause (A) of the exception to such definition the requirement that a person shall, subsequent to December 31, 2004, continuously beneficially own greater than five percent of the outstanding shares of EOG's common stock prior to the time of determination of such person's "Qualified Institutional Investor" status.

Under the Rights Agreement, a person described in Rule 13d-l(b)(1) promulgated under the Securities Exchange Act of 1934 who is eligible to report beneficial ownership of EOG's common stock on Schedule 13G and who beneficially owns 15% or greater of EOG's outstanding common stock will nevertheless be deemed to be a "Qualified Institutional Investor" (and thus not an "Acquiring Person" which would trigger the protections of the Rights Agreement) if such person satisfies the amended exception to the "Qualified Institutional Investor" definition.

The foregoing description is qualified in its entirety by reference to the Rights Agreement and the Amendment, each of which are attached hereto as exhibits and are incorporated herein by reference.

Item 2.   Exhibits.

4.1

Rights Agreement, dated as of February 14, 2000, between EOG and First Chicago Trust Company of New York, as rights agent (incorporated by reference to Exhibit 1 to EOG's Registration Statement on Form 8-A, filed February 18, 2000).

4.2	Form of Right Certificate (incorporated by reference to Exhibit 3 to EOG's Registration Statement on Form 8-A, filed February 18, 2000).
4.3

Amendment to Rights Agreement, dated as of December 13, 2001, between EOG and First Chicago Trust Company of New York, as rights agent (incorporated by reference to Exhibit 2 to Amendment No. 1 to EOG's Registration Statement on Form 8-A/A, filed December 14, 2001).

4.4

Letter, dated December 13, 2001, from First Chicago Trust Company of New York to EOG, resigning as rights agent, effective January 12, 2002 (incorporated by reference to Exhibit 3 to Amendment No. 2 to EOG's Registration Statement on Form 8-A/A, filed February 7, 2002).

4.5

Amendment No. 2 to Rights Agreement, dated as of December 20, 2001, between EOG and First Chicago Trust Company of New York, as rights agent (incorporated by reference to Exhibit 4 to Amendment No. 2 to EOG's Registration Statement on Form 8-A/A, filed February 7, 2002).

4.6

Letter, dated December 20, 2001, from EOG to EquiServe Trust Company, N.A., appointing EquiServe Trust Company, N.A. as successor rights agent, effective January 12, 2002 (incorporated by reference to Exhibit 5 to Amendment No. 2 to EOG's Registration Statement on Form 8-A/A, filed February 7, 2002).

4.7

Amendment No. 3 to Rights Agreement, dated as of April 11, 2002, between EOG and EquiServe Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to EOG's Current Report on Form 8-K, filed April 12, 2002) (SEC File No. 001-09743).

4.8

Amendment No. 4 to Rights Agreement, dated as of December 10, 2002, between EOG and EquiServe Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to EOG's Current Report on Form 8-K, filed December 11, 2002) (SEC File No. 001-09743).

4.9

Amendment No. 5 to Rights Agreement, dated as of February 24, 2005, between EOG and EquiServe Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.12 to EOG's Annual Report on Form 10-K for the year ended December 31, 2004) (SEC File No. 001-09743).

4.10

Amendment No. 6 to Rights Agreement, dated as of June 15, 2005, between EOG and EquiServe Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to EOG's Current Report on Form 8-K, filed June 21, 2005).

4.11	Rights Agreement Certificate, dated February 11, 2008 (incorporated by reference to Exhibit 4.20 to EOG's Annual Report on Form 10-K for the year ended December 31, 2007).
4.12

Amendment No. 7 to Rights Agreement, dated as of October 7, 2009, between EOG and Computershare Trust Company, N.A., as rights agent (via succession) (incorporated by reference to Exhibit 4.12 to EOG's Current Report on Form 8-K, filed October 7, 2009).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: October 7, 2009	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX
4.1

Rights Agreement, dated as of February 14, 2000, between EOG and First Chicago Trust Company of New York, as rights agent (incorporated by reference to Exhibit 1 to EOG's Registration Statement on Form 8-A, filed February 18, 2000).

4.2	Form of Right Certificate (incorporated by reference to Exhibit 3 to EOG's Registration Statement on Form 8-A, filed February 18, 2000).
4.3

Amendment to Rights Agreement, dated as of December 13, 2001, between EOG and First Chicago Trust Company of New York, as rights agent (incorporated by reference to Exhibit 2 to Amendment No. 1 to EOG's Registration Statement on Form 8-A/A, filed December 14, 2001).

4.4

Letter, dated December 13, 2001, from First Chicago Trust Company of New York to EOG, resigning as rights agent, effective January 12, 2002 (incorporated by reference to Exhibit 3 to Amendment No. 2 to EOG's Registration Statement on Form 8-A/A, filed February 7, 2002).

4.5

Amendment No. 2 to Rights Agreement, dated as of December 20, 2001, between EOG and First Chicago Trust Company of New York, as rights agent (incorporated by reference to Exhibit 4 to Amendment No. 2 to EOG's Registration Statement on Form 8-A/A, filed February 7, 2002).

4.6

Letter, dated December 20, 2001, from EOG to EquiServe Trust Company, N.A., appointing EquiServe Trust Company, N.A. as successor rights agent, effective January 12, 2002 (incorporated by reference to Exhibit 5 to Amendment No. 2 to EOG's Registration Statement on Form 8-A/A, filed February 7, 2002).

4.7

Amendment No. 3 to Rights Agreement, dated as of April 11, 2002, between EOG and EquiServe Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to EOG's Current Report on Form 8-K, filed April 12, 2002) (SEC File No. 001-09743).

4.8

Amendment No. 4 to Rights Agreement, dated as of December 10, 2002, between EOG and EquiServe Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to EOG's Current Report on Form 8-K, filed December 11, 2002) (SEC File No. 001-09743).

4.9

Amendment No. 5 to Rights Agreement, dated as of February 24, 2005, between EOG and EquiServe Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.12 to EOG's Annual Report on Form 10-K for the year ended December 31, 2004) (SEC File No. 001-09743).

4.10

Amendment No. 6 to Rights Agreement, dated as of June 15, 2005, between EOG and EquiServe Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to EOG's Current Report on Form 8-K, filed June 21, 2005).

4.11	Rights Agreement Certificate, dated February 11, 2008 (incorporated by reference to Exhibit 4.20 to EOG's Annual Report on Form 10-K for the year ended December 31, 2007).
4.12

Amendment No. 7 to Rights Agreement, dated as of October 7, 2009, between EOG and Computershare Trust Company, N.A., as rights agent (via succession) (incorporated by reference to Exhibit 4.12 to EOG's Current Report on Form 8-K, filed October 7, 2009).